EXHIBIT 99.1
Castellum Announces First Quarter 2026 Financial Results

Revenue Increase of 23% Driven by Ramp Up of Long-Term Contracts Won in 2025; Enters Second Quarter with a Record Backlog of $273.3 Million

VIENNA, Va., May 8, 2026 (GLOBE NEWSWIRE) -- Castellum, Inc. (NYSE-American: CTM) (“Castellum” “CTM”, “we” or the “Company”), a cybersecurity, electronic warfare, and software services company focused on the federal government, today announced its financial results for the three-month period (“Q1”) ended March 31, 2026.

Q1 2026 Financial Highlights
•Revenues of $14.3 million, up 23% as compared to $11.7 million in Q1 2025.
•Gross profit of $5.1 million, up 11% as compared to $4.6 million in Q1 2025.
•Adjusted EBITDA* was $0.4 million, compared to $0.08 million in Q1 2025.
•Net loss was $0.4 million (or $0.00 per basic and diluted share), improved from a net loss of $1.2 million (or $0.01 per basic and diluted share) in Q1 2025.
•Cash and cash equivalents as of March 31, 2026 was $15.8 million, as compared to $14.9 million at December 31, 2025.
•No long-term debt; the remaining long-term obligations were paid off during the quarter.

* Q1 2026 Adjusted EBITDA excludes certain non-cash expenses, including stock-based compensation of $0.8 million and depreciation and amortization of $0.3 million, as compared to stock-based compensation of $1.2 million and depreciation and amortization of $0.4 million in Q1 2025. See the reconciliation to non-GAAP Adjusted EBITDA chart below.

Q1 2026 Operational Highlights
•Total backlog reached a record $273.3 million as of March 31, 2026, up from $265 million at December 31, 2025.
•Qualified pipeline totaled $938 million as of March 31, 2026, up from $817 million at December 31, 2025, reflecting a substantial increase in identified opportunities.

Glen Ives, President and Chief Executive Officer of Castellum, commented, “Our strong Q1 2026 results reflect the momentum we built throughout a standout 2025, when we secured over $219 million in contracts across three major, long‑term prime wins and deepened our relationships with the U.S. Navy and other key federal customers. The 23% revenue increase for Q1 2026 was driven by production ramp‑up of these new contract wins. We ended the quarter with a record backlog of approximately $273 million, which provides us with multi‑year revenue visibility. We currently expect to recognize approximately 16% of this backlog over the next 12 months and approximately 49% over the next 24 months, with the remainder recognized thereafter. Similarly, the pipeline of qualified opportunities continues to increase, and we had $938 million in identified opportunities at quarter-end, which is a testament of the strength of our strategy and the competitiveness of our offerings for complex, mission‑critical programs in cybersecurity, electronic warfare, and advanced engineering.”

EXHIBIT 99.1

David Bell, Chief Financial Officer of Castellum, noted, “Q1 2026 was our best first quarter ever and second best of any quarter on record in terms of revenue and delivered a significantly improved bottom line. Strong year-over-year revenue growth, combined with our ongoing efforts to improve production efficiencies, resulted in increased gross profit for the quarter, while our gross margin of 35.4% was somewhat affected by changes in contract mix and type. During the quarter, we also completed the payoff of our remaining long-term debt, which lowered our interest expense substantially. We ended the period with a debt‑free balance sheet and $15.8 million in cash, which give us the flexibility to invest in growth initiatives while maintaining a solid financial profile.”

Discussing the go-forward strategy, Mr. Ives concluded, “We have entered Phase 3 of Castellum’s evolution, and our priorities are clear. We are focused on building on our strong organic growth momentum, fully leveraging our new CMMC Level 2 C3PAO certification as a key competitive differentiator in the DoD market, federal cyber and mission‑critical programs, and selectively exploring compelling M&A opportunities that meet our criteria. In parallel, we will continue investing in mission-critical technologies and capabilities which will enable us to further expand our markets, client base, and capture emerging growth opportunities. As we progress through 2026, we remain focused on disciplined execution to position Castellum for sustainable, long-term growth and enhanced shareholder value.”

About Castellum, Inc.

Castellum, Inc. (NYSE-American: CTM) is a technology company focused on leveraging the power of information technology to help solve our Nation's most pressing national security challenges. CTM provides U.S. government and commercial clients with Cybersecurity, Software Development, Systems Engineering, Information / Electronic Warfare, Program Support, and Data Analytics services. It also offers subject matter expertise in artificial intelligence / machine learning, 5G technologies, model-based systems engineering, program management, information assurance, intelligence analysis, and CMMC compliance. In addition to constantly innovating and enhancing its organic capabilities, Castellum is executing strategic acquisitions of firms that share our passionate commitment to U.S. national security and have a history of bringing exceptional value to their clients. For more information visit: https://castellumus.com.

Forward-Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 2lE of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent the Company's expectations or beliefs concerning future events and can generally be identified by the use of statements that include words such as "estimate," "project," "believe," "anticipate," "shooting to," "intend," "in a position," "looking to," "pursue," "positioned," "will," "likely," "would," or similar words or phrases. Forward-looking statements include, but are not limited to, statements regarding the Company's expectations for revenue growth, new customer opportunities, improvements to cost structure, and profitability. These forward-looking statements are subject to risks, uncertainties, and other factors, many of which are outside of the Company's control, that could cause actual results to differ (sometimes materially) from the results expressed or implied in the forward-looking statements, including, among others: the Company's ability to continue to grow and execute on its total backlog and qualified pipeline and compete against new and existing competitors; its ability to effectively integrate and grow its acquired companies; its ability to identify additional acquisition targets and close additional acquisitions; and the Company's ability to maintain the listing of its common stock on the NYSE American LLC. For a more detailed description of these and other risk factors, please refer to the Company's Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission ("SEC") which can be viewed at www.sec.gov. All forward-looking statements are inherently uncertain, based on current expectations and assumptions concerning future events or the future performance of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. The Company expressly disclaims any intent or obligation to update any of the

EXHIBIT 99.1
forward-looking statements made in this release or in any of its SEC filings except as may be otherwise stated by the Company.

Contacts:
Castellum, Inc.
1934 Old Gallows Road, Suite 350
Vienna, VA 22182

Investor Relations:
The Equity Group
Lena Cati
(212) 836-9611
lcati@theequitygroup.com

Val Ferraro
(212) 836-9633
vferraro@theequitygroup.com

EXHIBIT 99.1
Castellum, Inc. and Subsidiaries
Consolidated Balance Sheets

	March 31, 2026	December 31, 2025
	(unaudited)
Assets

Current Assets:
Cash	$15,772,974	$14,884,778
Accounts receivable, net	7,714,969	8,180,180
Contract asset	541,441	568,705
Due from buyer	57,049	58,207
Prepaid income taxes	146,245	153,153
Prepaid expenses and other current assets	764,894	800,671
Total current assets	24,997,572	24,645,694

Fixed assets, net	220,419	231,136

Non-Current Assets:
Due from buyer, net of current portion	44,371	77,259
Right of use asset - operating lease	718,137	800,069
Investment in joint ventures/captive insurance entity	100,250	100,250
Intangible assets, net	5,067,056	5,371,602
Goodwill	10,676,834	10,676,834
Total non-current assets	16,827,067	17,257,150

Total Assets	$41,824,639	$41,902,844

Liabilities and Stockholders' Equity

Liabilities

Current Liabilities
Accounts payable and accrued expenses	$1,981,584	$1,904,962
Accrued payroll and payroll related expenses	2,952,153	2,761,998
Current portion of lease liability – operating leases	251,073	270,868
Derivative liability	10,000	262,000
Notes payable, related party	—	400,000
Total current liabilities	5,194,810	5,599,828

Non-Current Liabilities
Lease liability – operating leases, net of current portion	487,188	550,219
Total non-current liabilities	487,188	550,219

Total Liabilities	$5,681,998	$6,150,047

EXHIBIT 99.1

Stockholders' Equity
Preferred stock, 50,000,000 shares authorized
Series A Preferred stock, par value $0.0001; 10,000,000 shares authorized; 5,875,000 issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	588	588
Series C Preferred stock, par value $0.0001; 10,000,000 shares authorized; 570,000 and 570,000 issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	57	57
Common stock, par value, $0.0001, 3,000,000,000 shares authorized, 94,612,750 and 94,612,750 issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	9,461	9,461
Additional paid in capital	93,098,846	92,330,909
Accumulated deficit	(56,966,311)	(56,588,218)
Total stockholders' equity	36,142,641	35,752,797

Total Liabilities and Stockholders' Equity	$41,824,639	$41,902,844

Castellum, Inc. and Subsidiaries
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended March 31
	2026	2025
Revenues	$14,291,961	$11,664,365

Cost of Revenues	9,229,741	7,109,749

Gross Profit	5,062,220	4,554,616

Operating Expenses
Indirect costs	2,461,140	2,385,544
Overhead	644,356	512,924
General and administrative	2,654,722	3,142,155
Total operating expenses	5,760,218	6,040,623

Loss From Operations Before Other Income	(697,998)	(1,486,007)

Other Income (Expense)
Gain from change in fair value of derivative liability	252,000	501,000
Interest income (expense), net	101,400	(110,764)
Total other income	353,400	390,236

Loss Before Income Taxes and Preferred Stock Dividends	(344,598)	(1,095,771)

Income tax benefit (expense)	(6,676)	(74,276)

Net Loss	(351,274)	(1,170,047)
Less: preferred stock dividends	26,819	26,984
Net Loss To Common Shareholders	$ (378,093	$(1,197,031)

EXHIBIT 99.1

Net Loss Per Share - Basic And Diluted	$0.00	$(0.01)

Weighted Average Shares Outstanding - Basic And Diluted	94,612,750	80,953,373

Non-GAAP Financial Measures and Key Performance Metrics

This press release contains Non-GAAP Adjusted EBITDA, which is a Non-GAAP financial measure that is used by management to measure the Company's operating performance. A reconciliation of this measure to the most directly comparable GAAP financial measure is contained herein. To the extent required, statements disclosing this measure's definition, utility, and purpose are also set forth herein.

Definition:
Adjusted EBITDA is a Non-GAAP measure, calculated as the Company’s earnings before (not including expenses related to) interest, taxes, depreciation, and amortization, also adjusted for other non-cash items such as stock-based compensation, and other non-recurring cash items, such as expenses for a one-time policy change.

Utility and Purpose:
The Company discloses Non-GAAP Adjusted EBITDA because this Non-GAAP measure is used by management to evaluate our business, measure its operating performance, and make strategic decisions. We believe Non-GAAP Adjusted EBITDA is useful for investors and others in understanding and evaluating our operating results in the same manner as its management. However, Non-GAAP Adjusted EBITDA is not a financial measure calculated in accordance with GAAP and should not be considered as a substitute for GAAP operating loss or any other operating performance measure calculated in accordance with GAAP. Using this Non-GAAP measure to analyze our business would have material limitations because the calculations are based on the subjective determination of management regarding the nature and classification of events and circumstances that investors may find significant. In addition, although other companies in our industry may report a measure titled Non-GAAP Adjusted EBITDA, this measure may be calculated differently from how we calculate this Non-GAAP financial measure, which reduces its overall usefulness as a comparative measure. Because of these inherent limitations, you should consider Non-GAAP Adjusted EBITDA alongside other financial performance measures, including net loss and our other financial results presented in accordance with GAAP.

Reconciliation of Unaudited Non-GAAP Adjusted EBITDA to Operating Income/ (Loss)

	Three Months Ended March 31
	2026	2025
Revenues	$ 14,291,961	$ 11,664,365
Gross profit	5,062,221	4,554,616
Loss from operations before other income (expense)	(697,998)	(1,482,366)
Add Back:
Depreciation and amortization	324,991	378,187
Adjust for non-cash and one-time charges
Stock based compensation	767,937	1,179,209
Non-recurring charges	-	-
Total non-cash charges	767,937	1,179,209
Non-GAAP Adjusted EBITDA	$ 394,930	$ 75,030